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                                                                    EXHIBIT 10.1

                             EMPLOYMENT AGREEMENT

     This Employment Agreement (the "Agreement") is made as of the 1st day of
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June, 2000, by and between Athey Products Corporation, a Delaware corporation with its principal office in Wake Forest, North Carolina (the "Corporation") and
                                                               -----------
Thomas N. Nelson, an individual residing in Raleigh, North Carolina,
("Employee").
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                      STATEMENT OF BACKGROUND AND PURPOSE:

     WHEREAS, Employee is currently employed by the Corporation and the Corporation and Employee desire to change certain terms of Employee's employment and to formalize their agreement in writing; and

     WHEREAS, this Agreement is intended to reinforce the continued attention and dedication of senior management to their assigned duties.

     NOW, THEREFORE, in consideration of the mutual promises and covenants of the parties, together with other valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the Corporation and Employee have agreed as follows:

     1. Employment/Continuous Service. The Corporation hereby employs Employee and Employee hereby accepts employment by the Corporation upon the terms and conditions of this Agreement. The parties hereto acknowledge and agree that, for purposes of this Agreement and Employee's employment by the Corporation, no breach or interruption in the employment of or service by Employee shall have occurred as a result of the Corporation and Employee entering into this Agreement.

     2. Duties. Employee shall serve as President and Chief Executive Officer of the Corporation. Employee shall perform such duties as may be reasonably required by the Board of Directors or Chairman of the Corporation from time to time. Changes in or additions to Employee's duties or title(s) under this Agreement are not to be accompanied by additional compensation unless expressly agreed to by the Corporation. During the term of this Agreement, Employee agrees to serve the Corporation faithfully and to devote substantially his entire time, attention and energies to the business of the Corporation and to the proper and timely discharge of Employee's duties.

     3. Remuneration and Fringe Benefits. As full and complete remuneration for all personal services rendered as an employee pursuant to Section 2 hereof, for so long as Employee is employed hereunder by the Corporation, Employee shall receive the following:

          3.1  Annual Base Salary.  A base salary at the rate of One Hundred Ten
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Thousand Dollars ($110,000) per year, payable in accordance with the
Corporation's policy and subject to adjustment by the Board of Directors of the Corporation ("Annual Base Salary").
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          3.2  Bonus.  For each annual period during the term of this Agreement,
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a bonus to be determined in accordance with the Corporation's then existing bonus plan as applicable to management or any successor plan.

          3.3  Fringe Benefits.  Such applicable fringe benefits as may be
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provided by the Corporation from time to time; provided Employee is otherwise eligible and desires to participate; and provided further, that the Corporation shall not be obligated hereby to implement any benefits not presently in existence or to continue to maintain any benefits presently in existence or to provide special benefits to Employee.
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          3.4  Vacation.  Vacation each year with pay in accordance with the
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Corporation's policy.

          3.5  Business Expenses.  Reimbursement for all ordinary, necessary and
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reasonable business expenses, including without limitation travel expenses, incurred by Employee in accordance with the Corporation's policy in effect from time to time and in connection with the performance of his duties pursuant to
Section 2 hereof. Reimbursement of such expenses shall be made provided that Employee presents appropriate written vouchers, bills, reports or other substantiation for such expenses in form acceptable to the Internal Revenue Service and in compliance with the Corporation's policy.

     4.   Term and Termination.

          4.1  Term of Employment.  Employee's term of employment hereunder
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shall commence on the date of the execution of this Agreement and shall continue for eighteen (18) months or until terminated as provided herein.
Notwithstanding anything to the contrary contained herein, Employee's employment shall be at-will.

          4.2  Termination.  This Agreement may be terminated for any reason by
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either party at any time.  Termination of employment shall constitute termination of the Corporation's obligations under Section 3 hereof, including Employee's right to receive all or any portion of any bonuses contemplated by
Section 3.2, effective immediately upon termination of employment.

     5.   Change in Control Provisions.

          5.1  Qualifying Termination Payment.  If Employee incurs a Qualifying
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Termination (as defined below), the Corporation shall be obligated to pay
Employee (in a lump sum) an amount equal to the unpaid portion of Annual Base Salary which remains from the date of the Qualifying Termination through the eighteen (18) month anniversary of the date of this Agreement and shall include the value of any accrued benefits owed Employee pursuant to Section 3.3 hereof. Such amount shall be payable to Employee, without interest and subject to applicable withholding taxes and other regular payroll deductions.

          5.2  Certain Definitions.  As used herein:
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          (a)  "Change in Control" means the occurrence of any of the following
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events:

               (i) an acquisition (other than directly from the Corporation) of any voting securities of the Corporation by any "Person" (as the term
                                                         ------
     person is used for purpose of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), immediately after
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     which such Person has "Beneficial Ownership" (within the meaning of Rule
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     13d-3 promulgated under the Exchange Act) of greater than fifty percent
     (50%) of the then outstanding shares or the combined voting power of the Employee's then outstanding voting securities; provided, however, in
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     determining whether a Change in Control has occurred, shares or voting securities which are acquired by an employee benefit plan maintained by the Corporation or by the Corporation or its subsidiaries shall not trigger a Change in Control.

               (ii) the individuals who, as of the date of this Agreement are members of the Board (the "Incumbent Board"), cease for any reason to
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     constitute at least fifty-one percent (51%) of the members of the Board of
     Directors of the Corporation; provided, however, that if the election, or nomination for election by the Corporation's common stockholders, of any new director was approved by a vote of at least a majority of the Incumbent Board, such new director shall, for

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     purposes of this Agreement, be considered as a member of the Incumbent
     Board; provided further, however, that no such individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election
                                                                   --------
     Contest" (as described in Rule 14a-11 promulgated under the Exchange Act)
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     or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by
                                                 -------------
     reason of any agreement intended to avoid settle any Election Contest or Proxy Contest; or

               (iii)  The consummation of:

                      (A) A merger, consolidation or reorganization involving the Corporation, unless such merger, consolidation or reorganization is a "Non-Control Transaction." A "Non-Control
                               -----------------------      -----------
          Transaction" shall mean a merger, consolidation or reorganization of
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          the Corporation where:

                              (1)  the stockholders of the Corporation,
               immediately before such merger, consolidation or reorganization, own directly or indirectly immediately following such merger, consolidation or reorganization, at least fifty percent (50%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the "Surviving Corporation") in substantially the
                                    ---------------------
               same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization,

                              (2)  the individuals who were members of the
               Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least fifty-one percent (51%) of the members of the board of directors of the Surviving Corporation, or a corporation beneficially directly or indirectly owning a majority of the voting securities of the Surviving Corporation, and

                              (3)  no Person other than (i) the Corporation,
               (ii) any subsidiary of the Corporation, (iii) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to such merger, consolidation or reorganization, was maintained by the Company, or any Subsidiary, or (iv) any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of fifty percent (50%) or more of the then outstanding voting securities, has Beneficial Ownership of fifty percent (50%) or more of the combined voting power of the Surviving Corporation's then outstanding voting securities or its common stock.

                    (B) A complete liquidation or dissolution of the Corporation; or

                    (C) The sale or other disposition of all or substantially all of the assets of the Corporation to any Person (other than a transfer to a Subsidiary).

          (b) "Good Reason" means the occurrence of any of the following events
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following a Change in Control:

               (i) a change in Employee's position or responsibilities (including reporting responsibilities) with the Corporation which represents a material impairment of, and is not

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     substantially equivalent to, Employee's position or responsibilities in effect immediately before the Change in Control, except in connection with the termination of his employment for Cause, as a result of his death or by Employee other than for Good Reason;

               (ii) a reduction in Employee's Annual Base Salary as in effect immediately before the Change in Control or any failure to pay Employee any compensation or benefits to which he is entitled under the terms of this Agreement within five (5) days of the date due;

               (iii) the failure by the Corporation to (A) continue in effect (without reduction in benefit level and/or reward opportunities) any material compensation or benefit plan in which Employee was participating at the time of the Change in Control or (B) provide Employee with compensation and benefits at least equal (in terms of benefit levels and/or reward opportunities) to those provided for under each employee benefit plan, program and practice as in effect immediately prior to the Change in Control (or as in effect following the Change in Control, if greater).

               (iv) the insolvency or the filing (by any party, including the Corporation) of a petition for bankruptcy of the Corporation;

               (v) any material breach by the Corporation of any provision of this Agreement;

               (vi) the failure of the Corporation to obtain an agreement, from any successor or assign of the Corporation to assume and agree to perform this Agreement, as contemplated in Section 8(f) hereof; or

               (vii) the Corporation requires Employee to be based at any office located more than thirty-five (35) miles from the office where Employee is currently based without Employee's consent.

          (c)  "Cause" means:
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               (i)    Willful failure of Employee to substantially comply with
     reasonable written directives of the Corporation's Board of Directors or its Chairman;

               (ii) Any of the following actions by Employee, if in the judgment of the Corporation's Board of Directors such actions are materially injurious to Corporation:

                      (A)  chronic absenteeism;

                      (B)  willful misconduct;

                      (C)  actions involving moral turpitude; or

                      (D)  illegal use of controlled substances;

               (iii) Chronic illness or chronic disability of Employee that, in the judgment of the Corporation's Board of Directors, results in the inability of Employee to perform the essential functions of his job hereunder with reasonable accommodation; or

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               (iv)   Material breach or default by Employee hereunder, which
     shall remain uncured five (5) days after receipt of written notice from the Corporation that a material breach or default has occurred and is continuing.

          (d)  "Qualifying Termination" means a termination of Employee's
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employment which:

               (i)    is effected by

                      (A) the Corporation other than for Cause, or

                      (B) Employee for Good Reason, provided that Employee has given the Corporation thirty (30) days advance written notice of his contention that circumstances constituting Good Reason exist and provided further that the Corporation has not taken steps within such thirty (30) day period to eliminate the existence of circumstances that constitute Good Reason; and

               (ii) occurs prior to the eighteen (18) month anniversary of this Agreement; or in the case of termination of employment by Employee for Good Reason, if Employee's notice of termination is received by the Corporation prior to the eighteen (18) month anniversary of this Agreement.

          5.3 If a Qualifying Termination occurs, the Corporation's obligations under this Section 5, shall survive termination of this Agreement to the extent applicable.

     6. Confidentiality Obligations. It is stipulated and agreed that Corporation is engaged in the business of the development, manufacture, sale and service of heavy duty street-sweeping equipment and other material handling and clearing equipment and parts (the "Business"). It is further stipulated and
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agreed that as a result of Employee's employment by the Corporation, and as a result of his continued employment hereunder, Employee has had and will have access to valuable, highly confidential, privileged, and proprietary information relating to Corporation's Business, including, without limitation, existing and future equipment information, customer lists, identities of distributors and distributorships, sales methods and techniques, costs and costing methods, pricing techniques and strategies, sales agreements with customers, profits and product line profitability information, unpublished present and future marketing strategies and promotional programs, and other information regarded by Corporation as proprietary and confidential (the "Confidential Information").
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It is further acknowledged that unauthorized use or disclosure by Employee of
Confidential Information would seriously damage Corporation in its Business.

          6.1 During the term of this Agreement and after its termination or expiration for any reason, Employee will not, without Corporation's prior written consent, use, divulge, disclose, furnish, or make accessible to any third person, company, or other entity any aspect of Confidential Information (other than as required in the ordinary discharge of Employee's duties hereunder).

          6.2 During the term of the Agreement and after its termination or expiration for any reason, Employee shall not, without the prior written consent of the Corporation, communicate or divulge any information regarding the circumstances or amounts payable under this Agreement; provided, that nothing in this paragraph shall prevent Employee from sharing with his spouse and confidential legal and financial advisors general information regarding the amount of his compensation as may be necessary to make basic financial decisions or disclosing general information about Employee's work experience prior to the effective date of this Agreement (not including any Confidential Information) to prospective employees

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if necessary to enable Employee to obtain placement at a salary and other benefits commensurate with Employee's past consideration.

          6.3 In the event of a breach or threatened breach by Employee of any of the confidentiality obligations contained in this Section 6, the Corporation, in addition to and not in derogation of any other remedies it may have, shall be entitled to an injunction restraining Employee from violating or continuing any violation of such obligations.

          6.4 The provisions of this Section 6 shall survive the expiration or termination of this Agreement for any reason.

     7. Addresses for Notices. Any notice contemplated, required, or permitted under this Agreement shall be sufficient if in writing and shall be deemed given when delivered personally or mailed by registered or certified mail, return receipt requested, to the addresses listed below:

     (a)  To Corporation:     Athey Products Corporation
                              1839 South Main Street
                              Wake Forest, North Carolina 27587
                              Attn.: President

     (b)  To Employee:        Thomas N Nelson
                              1816 Whittington Dr
                              Raleigh NC 27614

or such subsequent address(es) as the respective parties may hereafter designate.

     8.   Miscellaneous.

          (a) Employee acknowledges that all files, records, lists, designs, specifications, formulas, books, products, and other materials owned and used by the Corporation in connection with the conduct of its Business shall at all times remain the property of the Corporation, and that upon termination or expiration of this Agreement or employment hereunder for any reason, Employee will surrender to the Corporation all such materials.

          (b) The waiver by either party of any breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

          (c) The provisions of this Agreement, particularly Section 6, are hereby deemed by the parties to be severable, and the invalidity or unenforceability of any one or more of the provisions of this Agreement shall not affect the validity or enforceability of the other provisions hereof.

          (d) Employee has carefully read and considered the provisions of this Agreement and expressly agrees that the provisions hereof, including without limitation the Restrictive Covenants, are fair and reasonable and reasonably required for the Corporation's protection as a result of the continuing employment of Employee by the Corporation hereunder.

          (e) This Agreement shall in all respects be governed by and construed according to the laws of the State of North Carolina, without regard to any conflicts of laws provisions.

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          (f)  This Agreement shall be binding upon and shall inure to the benefit of the Corporation, its successors and assigns. This Agreement, being personal in nature to Employee, may not be assigned by Employee without the Corporation's prior written consent.

          (g) This Agreement contains the entire agreement of the parties hereto, and supersedes any previous agreements, whether written or oral, between the parties with respect to the matters set forth herein, and may not be changed or amended orally, but only by an agreement in writing expressly purporting to amend this Agreement signed by both parties hereto.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal, as is their intention, as of the day and year first above written.


                              ATHEY PRODUCTS CORPORATION


                              By: /s/ William H. Warden
                                     ----------------------
                              Title: VP. Finance
                                     ----------------------


                                     /s/ Thomas N. Nelson
                                     ----------------------(SEAL)
                                         Thomas N. Nelson

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